                                                                       EXHIBIT 1


                                     AMERCO
                             (A NEVADA CORPORATION)

                         500,000 SHARES OF COMMON STOCK

                             UNDERWRITING AGREEMENT

                             DATED MARCH    , 1995
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                                     AMERCO
                             (A NEVADA CORPORATION)

                         500,000 SHARES OF COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                          , 1995

Van Kasper & Company
As Representative of the several
Underwriters named in Schedule A hereto
600 California Street, 17th Floor
San Francisco, CA 94111

Ladies and Gentlemen:

     AMERCO, a Nevada corporation (the "Company"), and Paul F. Shoen (the "Selling Stockholder"), confirm their agreements with Van Kasper & Company, the representative of the several underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10), with respect to the sale by the Selling Stockholder and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares totaling 500,000 shares of Common Stock, par value $.25 per share (the "Shares"), of the Company set forth in said Schedule A.

     You have advised us that each of you, acting severally and not jointly, desire to purchase the Shares and that you have been authorized by the other Underwriters to execute this Agreement on their behalf.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No.
33-      ) covering the registration of the Shares under the Securities Act of
1933, as amended (the "1933 Act"), including the related preliminary prospectus, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, one or more amendments to such registration statement, including a final prospectus, or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of this Agreement. The information, if any, included in such prospectus that was omitted from any prospectus included in such registration statement at the time it becomes effective but that is deemed, pursuant to Rule 430A(b), to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information." Each form of prospectus used before the time such registration statement becomes effective is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, as amended at the time it becomes effective and including, if applicable, the Rule 430A Information, is herein called the "Registration Statement," and the form of prospectus included in the Registration Statement at the time it becomes effective is herein called the "Prospectus" except that, if the final Prospectus first furnished to the Underwriters after the execution of this Agreement in connection with the offering of the Shares differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus," shall refer to the final Prospectus first furnished to the Underwriters for such use. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date thereof, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed with the Commission after such date under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission promulgated thereunder (the "1934 Act Regulations"), and so incorporated by reference (all such incorporated documents being herein called the "Incorporated Documents").

     The Company and the Selling Stockholder understand that the Underwriters propose to make a public offering of the Shares as soon as you deem advisable after the Registration Statement becomes effective.

SECTION 1.  REPRESENTATIONS AND WARRANTIES.

     (a) The Company represents and warrants to and agrees with each of the Underwriters that:

     (i) The Registration Statement relating to the Shares, including such amendments to such Registration Statement as may have been required to the date of this Agreement, has been prepared by the Company under and in conformity with the provisions of the 1933 Act and the 1933 Act Regulations thereunder, and has been filed with the Commission. If such Registration Statement has not become effective upon execution of this Agreement, a further amendment to such Registration Statement, including a form of Prospectus, necessary to permit such Registration Statement to become effective will promptly be filed by the Company with the Commission. If such Registration Statement has become effective, a Prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the 1933 Act Regulations will promptly be filed by the Company with the Commission in accordance with Rule 424 of the 1933 Act Regulations (and in form and substance reasonably satisfactory to the counsel for the Underwriters). When the Registration Statement and any further amendments thereto shall become effective, (A) the Registration Statement and any such amendments will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (B) neither the Registration Statement nor any such amendment will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto will, as of their respective issue dates or at the Closing Date referred to below, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, this representation and warranty does not apply to statements or omissions from the Registration Statement or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of the Selling Stockholder or any Underwriter expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

     (ii) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued and no proceedings for that purpose are pending or threatened or, to the best knowledge of the Company, contemplated by the Commission; no stop order suspending the sale of the Shares in any jurisdiction has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company, threatened or are contemplated; and any request of the commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with.

     (iii) The Incorporated Documents when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, as applicable, and any documents so filed and incorporated by reference subsequent to the date of the Prospectus shall, when they are filed with the Commission, conform in all material respects to the requirements of the 1933 Act, 1933 Act Regulations, 1934 Act and the 1934 Act Regulations, as applicable.

     (iv) Price Waterhouse, who are reporting upon the audited consolidated financial statements and schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations. The Company and the Subsidiaries (as hereinafter defined) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit preparations of financial statements in conformance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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     (v) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms.

     (vi) The consolidated financial statements included in the Registration Statement present fairly the financial position of the Company and the Subsidiaries (as hereinafter defined) as of the dates indicated and the consolidated statements of operations, stockholders' equity and cash flows of the Company and the Subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein.

     (vii) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada with corporate power under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transact business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole ("Material Adverse Effect").

     (viii) The Company's only subsidiaries are listed on Exhibit A hereto (collectively, the "Subsidiaries"). U-Haul International, Inc., Ponderosa Holdings, Inc. (whose Significant Subsidiaries are Oxford Life Insurance Company and Republic Western Insurance Company) and Amerco Real Estate Company are the only subsidiaries that are "significant subsidiaries" of the Company as defined in Section 1-02 of Regulation S-X under the Securities Act (collectively, the "Significant Subsidiaries"). Each Significant Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable (except for the shares of the capital stock of Oxford Life Insurance Company and Republic Western Insurance Company that are further assessable to the extent of their respective par values in accordance with Article 14, Section 11 of the Constitution of the State of Arizona), and are owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, security interest, claim or encumbrance of any kind; none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of the preemptive or similar rights of any stockholder of such corporation arising by operation of law, under the charter or bylaws of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party.

     (ix) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus and the Shares conform in all material respects to the description thereof contained in the Prospectus.

     (x) The Shares to be sold by the Selling Stockholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable; no holder thereof shall be subject to personal liability by reason of being such holder; such Shares are not subject to the preemptive or other similar rights of any stockholder of the Company arising by operation of law, under the charter and bylaws of the Company or under any agreement to which the Company is a party, except as have been waived.

     (xi) Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into, exercisable for, or exchangeable for capital stock of the Company.

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There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company, except as described in the Prospectus. Except as disclosed in the Prospectus, there is no commitment, plan or arrangement to change or alter the rights, preferences or privileges of any outstanding class or series of the capital stock of the Company.

     (xii) All of the outstanding shares of capital stock of the Company, including the Shares, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Common Stock of the Company was issued in violation of the preemptive or other similar rights of any stockholder of the Company arising by operation of law, under the charter and bylaws of the Company or under any agreement to which the Company or any Subsidiary is a party.

     (xiii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole ("Material Adverse Change"), whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any of the Subsidiaries, other than in the ordinary course of business that is material to the Company and the Subsidiaries, taken as a whole,
(C) any changes in the capital stock or long-term debt of the Company or any Subsidiaries, or (D) any dividend or distribution of any kind declared, paid or made by the Company, on its capital stock, except for dividends declared and paid on the Series A 8 1/2% Preferred Stock.

     (xiv) Neither the Company nor any Significant Subsidiary is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for such defaults that would not have a Material Adverse Effect. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated in this Agreement and compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or bylaws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the Company's or any of the Subsidiaries' properties or assets is subject (except for such conflicts, violations, defaults or breaches as have been waived), or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or any of the Subsidiaries or any of the Company's or any of the Subsidiaries' properties or assets, in each case, except as disclosed in the Prospectus and except for such conflicts, breaches, violations or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect.

     (xv) The Company is not required to obtain any authorization, approval, consent or license of any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations and the Securities or blue sky laws of the various states) in connection with the due authorization, execution, delivery and performance by the Company of this Agreement and the valid sale and delivery of the Shares.

     (xvi) Except as disclosed in the Prospectus, there is no action, suit, or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that is required to be disclosed in the Prospectus or that could reasonably be expected to result in any Material Adverse Change, or that could reasonably be expected to materially and adversely affect the properties or assets of the Company and the Subsidiaries, taken as a whole, or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement.

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

     (xvii) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

     (xviii) Each of the Company and the Subsidiaries owns, or has valid rights to use in the manner currently used or proposed to be used, all properties and assets described in the Prospectus, except such as do not materially impair or interfere with the current use made of such properties or could not reasonably be expected to have a Material Adverse Effect.

     (xix) Each of the Company and the Subsidiaries owns or possesses all foreign and domestic governmental licenses, permits, certificates, consents, orders, approvals and other authorizations (collectively, "Government Licenses") necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except where the failure to own or possess such Governmental Licenses could reasonably be expected to not have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such Governmental Licenses that, singly or in the aggregate, if the subject of an unfavorable decision, rulings or findings, could reasonably be expected to have a Material Adverse Effect.

     (xx) Each of the Company and the Subsidiaries owns or possesses, or has the right to use or can acquire on reasonable terms, trademarks, service marks and trade names (collectively, "intellectual property") necessary to carry on their business as presently operated by them, except where the failure to own or possess or have the right to use or ability to acquire any such intellectual property would not have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property or of any facts which would render any intellectual property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein and which infringement or conflict, singly or in the aggregate, if the subject of any unfavorable decision, ruling or findings or invalidity or inadequacy, would have a Material Adverse Effect.

     (xxi) Except as disclosed in the Prospectus, the Company and the Subsidiaries comply in all material respects with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws would not have a Material Adverse Effect. To the knowledge of the Company, other than as disclosed in the Prospectus, none of the Company nor the Subsidiaries (i) is the subject of any pending or threatened federal, state or local investigation evaluating whether any remedial action by the Company or any Subsidiary is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company's or any of the Subsidiaries' business operations or ownership or possession of any of their properties or assets or (ii) is in contravention of any Environmental Law that, in the case of (i) or (ii), could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Prospectus, neither the Company nor any Subsidiary has received any notice or claim, nor are there pending or, to the knowledge of the Company, threatened lawsuits against them, with respect to violations of an Environmental Law or in connection with any release of Hazardous Material into the environment that, in the aggregate, if the subject of any unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect. As used herein, "Environmental Laws" means any federal, state or local law or regulation applicable to the Company's or any of the Subsidiaries' business operations or ownership or possession of any of their properties or assets relating to environmental matters, and "Hazardous Materials" means those substances that are regulated by or form the basis of liability under any Environmental Laws.

     (xxii) No labor dispute exists with the Company's or the Subsidiaries' employees or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect; and neither the Company nor the Subsidiaries are aware of any existing or imminent labor disturbance by the employees of its principal suppliers, manufacturers or contractors which might be expected to result in any Material Adverse Change. No collective bargaining agreement exists with any of the Company's or any of the Subsidiaries' employees and, to the best knowledge of the Company, no such agreement is imminent.

     (xxiii) The Company has not taken, and shall not take, directly or indirectly, any action designed to cause or result in or which has constituted or which might reasonably be expected to cause or result in, under the 1934 Act, the 1934 Act Regulations or otherwise, the stabilization or manipulation of the price of any

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

security of the Company to facilitate the sale or resale of the Shares. No bid or purchase by the Company and, to the best knowledge of the Company, no bid or purchase that could be attributed to the Company (as a result of bids or purchases by an "affiliated purchaser" within the meaning of Rule 10b-6 under the 1934 Act) for or of the Common Stock, any securities of the same class or series as the Common Stock or any securities immediately convertible into or exchangeable for or that represent any right to acquire the Common Stock, is now pending or in progress or will have commenced at any time prior to the completion of the distribution of the Shares.

     (xxiv) Except as disclosed in the Prospectus, all United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except tax assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided. To the best of the Company's knowledge, the charges, accruals and reserves on the respective books of the Company and the Subsidiaries in respect of any United States federal income tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional United States federal income tax for any years not finally determined, except as disclosed in the Prospectus and except to the extent of any inadequacy that would not have a Material Adverse Effect.

     (xxv) Except as disclosed in the Prospectus, there are no outstanding loans, advances or guaranties of indebtedness by the Company to or for the benefit of any of its "affiliates," as such term is defined in the 1933 Act Regulations, or any of the officers or directors of any of the Subsidiaries, or any of the members of the families of any of them.

     (xxvi) There are no holders of securities (debt or equity) of the Company, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company or the Subsidiaries, who have the right to request the Company to register securities held by them under the 1933 Act, other than as disclosed in the Prospectus.

     (xxvii) Each of the Company and the Subsidiaries is conducting its business in compliance with all applicable local, state, federal and foreign laws, rules and regulations of the jurisdictions in which it is conducting business except to the extent that such failure to comply would not have a Material Adverse Effect.

     (xxviii) The Company is not an investment company within the meaning of the Investment Company Act of 1940, as amended.

     (xxix) The Shares are free from any Company-imposed restrictions preventing or limiting their resale as contemplated hereby, including without limitation, the restriction on transfer set forth in Article VII, Section 2 of the Company's Restated By-Laws.

     (xxx) Neither the Company nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (xxxi) Except as set forth in the Prospectus, no officer, director or stockholder of the Company, or any "affiliate" or "associate" (as those terms are defined in Rule 405 of the 1933 Act Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficiary interest in a contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus, there are no existing agreements, arrangements, understandings or transactions, between or among the Company and any officer, director, stockholder in the Inside Stockholder Group or Outside Stockholder Group, or any affiliate of any of the foregoing persons or entities.

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

     (xxxii) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

     (xxxiii) Company is eligible to use Form S-3 for the registration of the Shares.

     (xxxiv) The Company has not distributed and will not distribute prior to the Closing Date any prospectus or other offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement and any other material that may be permitted by the 1933 Act and the 1933 Act Regulations.

     (b) The Selling Stockholder represents and warrants to, and agrees with each of the Underwriters as follows:

     (i) The Selling Stockholder is not prompted to sell the Shares to be sold by the Selling Stockholder by any information concerning the Company that is not set forth in the Prospectus or other documents filed by the Company with the Commission pursuant to the periodic reporting and other informational requirements of the 1934 Act.

     (ii) When the Registration Statement and any further amendments thereto shall become effective, neither the Registration Statement nor any such amendment will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statements or omissions were made in reliance upon and in conformity with information furnished or confirmed in writing to the Company by the Selling Stockholder expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto. Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained in Section l(a) hereof or the information contained in the Registration Statement, including the Prospectus (and any amendment or supplement thereto), the Selling Stockholder (A) does not have any actual knowledge that the representations and warranties of the Company contained in Section l(a) hereof are not true and correct, and (B) is familiar with the Registration Statement and does not have any actual knowledge that the Registration Statement contains any untrue statements of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to statements in or omissions from any such document (A) made in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof or (B) to the extent, if any, such statements or omissions are inconsistent with information furnished in writing to the Company or the Underwriters by the Selling Stockholder expressly for this purpose.

     (iii) The Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney (as defined below) and the Custody Agreement (as defined below) and to sell, transfer and deliver the Shares pursuant to this Agreement; and this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

     (iv) Except as set forth in the Prospectus, there is no action, suit, investigation (of which such Selling Stockholder has received written notice) or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, or otherwise now pending or, to the knowledge of the Selling Stockholder, threatened to which the Selling Stockholder is or would be a party or of which the property of the Selling Stockholder is or may be subject, that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the sale of Shares by the Selling Stockholder or any of the other transactions contemplated hereby or (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions.

     (v) The Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the Representative a Selling Stockholder's Irrevocable Power of Attorney (a "Power of Attorney") appointing Michael M. Fleming and
                 (the "Attorneys"), and each of them, as attorneys-in-fact with authority to execute and deliver this Agreement and a Letter of Transmittal and Custody Agreement (the "Custody Agreement") with The Chemical Trust Company of California as custodian (the "Custodian") on

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

behalf of such Selling Stockholder and to take certain other actions with respect hereto and thereto; each of the Power of Attorney and the Custody Agreement constitutes a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, and each of such Attorneys, acting alone, is authorized to execute and deliver this Agreement, the Custody
Agreement and the certificate contemplated by Section   of this Agreement on
behalf of such Selling Stockholder, to determine the purchase price to be paid by the several Underwriters to such Selling Stockholder as provided in this Agreement, to authorize the delivery of the Shares to be sold by such Selling Stockholder under this Agreement and to duly endorse (in blank or otherwise) the certificate or certificates representing such Shares or a stock power or powers with respect thereto, to accept payment therefor and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

     (vi) No authorization, approval, consent or license of any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations and the securities or blue sky laws of the various states) is required for the execution and delivery by the Selling Stockholder of the Power of Attorney, Custody Agreement, the execution and delivery by or on behalf of the Selling Stockholder of this Agreement and the valid sale and delivery of the Shares to be sold by the Selling Stockholder hereunder.

     (vii) This Agreement is a valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms, and the execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not result in a breach by the Selling Stockholder of, or constitute a default by the Selling Stockholder under, any indenture, deed of trust, contract or other agreement or instrument or any decree, judgment or order to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound or the properties of the Selling Stockholder may be subject.

     (viii) The Selling Stockholder will at the Closing Date (as hereinafter defined) have good and valid title to the Shares to be sold by the Selling Stockholder pursuant to this Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; and, upon delivery of such Shares and payment of the purchase price therefor as contemplated in this Agreement, each of the Underwriters will receive good and valid title to the Shares purchased by it from the Selling Stockholder, free and clear of any pledge, lien, security interest, charge, claim, restriction or transfer, equity or encumbrance of any kind.

     (ix) Certificates for all of the Shares to be sold by the Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver the Shares to the Underwriters pursuant to this Agreement.

     (x) The Selling Stockholder has not taken, and shall not take, directly or indirectly, any action designed to cause or result in or which has constituted or which might reasonably be expected to cause or result in, under the 1934 Act, the 1934 Act Regulations or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. No bid or purchase by the Selling Stockholder and, to the best knowledge of the Selling Stockholder, no bid or purchase that could be attributed to the Selling Stockholder (as a result of bids or purchases by an "affiliated purchaser") for or of the Common Stock, any securities of the same class or series as the Common Stock or any securities immediately convertible into or exchangeable for or that represent any right to acquire the Common Stock, is now pending or in progress or will have commenced at any time prior to the completion of the distribution of the Shares by the Selling Stockholder.

     (xi) Neither the Selling Stockholder nor any of his affiliates directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-Laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

     (xii) The Company has not distributed and will not distribute prior to the Closing Date any prospectus or other offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement and any other material that may be permitted by the 1933 Act and the 1933 Act Regulations.

     (xiii) The Selling Stockholder will review the Prospectus and comply with all agreements and satisfy all conditions on his part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise one of his Attorneys, prior to the Closing Date if any statement to be made on behalf of such Selling Stockholder in the certificate contemplated by
Section 5(g) of this Agreement would be inaccurate if made as of the Closing
Date.

     (xiv) The Selling Stockholder has not relied upon any representation by the Underwriters with respect to any tax consequences (federal, state or local) of the transactions contemplated hereby, or otherwise. The Selling Stockholder acknowledges that any tax liability that might arise with respect to the Shares to be sold by the Selling Stockholder shall be solely the responsibility of the Selling Stockholder.

     (c) Any certificate signed by any officer of the Company and delivered to you or to Grover Wickersham, P.C., as counsel for the Underwriters pursuant to this Agreement or at the Closing contemplated hereby shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholder and delivered to you or to counsel for the Underwriters at or prior to any Closing Date pursuant to the terms of this Agreement or the transactions contemplated hereby shall be deemed a representation and warranty by the Selling Stockholder to each Underwriter as to matters covered thereby.

SECTION 2.  SALE AND DELIVERY TO THE UNDERWRITERS; CLOSING.

     (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder the number of Shares set forth in Schedule A opposite the name of such Underwriter (plus such additional number of Shares that such Underwriter may become obligated to purchase pursuant to Section 10 hereof).

     The purchase price per Share to be paid by the Underwriters shall be
$          . The initial public offering price of the Shares shall be
$          per share.

     (b) Certificates in negotiable form for the Shares to be sold by the Selling Stockholder pursuant to this Agreement have been placed in custody, for delivery under this Agreement, under the Custody Agreement with the Custodian. The Selling Stockholder agrees that the Shares represented by the certificates so held in custody are subject to the interests of the several Underwriters under this Agreement, that the arrangements made by such Selling Stockholder for such custody, including the Power of Attorney, are to that extent irrevocable and that the obligations of such Selling Stockholder under this Agreement shall not be terminated by the act of such Selling Stockholder or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event, except as specifically provided in this Agreement or in the Custody Agreement. If the Selling Stockholder should die or become incapacitated, or if any other such event should occur before the delivery of the Shares hereunder, certificates for the Shares to be sold by such Selling Stockholder shall, except as specifically provided in this Agreement or in the Custody Agreement, be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event has not occurred, regardless of whether the Custodian shall have received notice of such death or other event.

     (c) Payment (in a form acceptable to the Selling Stockholder) of the purchase price (less the nonaccountable expense allowance provided for in Section 4 of this Agreement) for, and delivery of certificates for the Shares shall be made at the offices of Van Kasper & Company, 600 California Street, San Francisco, California, or at such other place as shall be agreed upon by the Company, the Selling Stockholder and you, at 6:30 a.m. Pacific Time either (i) on the fifth full business day after the date of this Agreement, or (ii) at such other time not more than seven full business days after such fifth business day as you, the Company and the Selling Stockholder shall determine (the "Closing Date"). As used in this Agreement, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed. Payment shall be made to the Selling Stockholder by wire transfer pursuant to instructions of the Selling Stockholder, certified or official bank check or checks in California Clearing House funds or similar next day funds payable to the order of the Selling Stockholder against delivery to you for the respective accounts of the several Underwriters of certificates for the Shares to be purchased by them.

     (d) Certificates for the Shares to be purchased by the Underwriters shall be in such denominations and registered in such names as you may request in writing at least two full business days before the applicable Closing Date. The certificates for the Shares will be made available for examination and packaging by you at the offices of Alex. Brown & Sons, New York, New York, not later than one full business day prior to the Closing Date.

     (e) It is understood that each Underwriter has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares that it has agreed to purchase. You, individually, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose check or checks shall not have been received by the applicable Closing Date.

     (f) It is understood that the several Underwriters propose to offer the Shares for sale to the public as soon as you, in your capacity as the Representative, deem it advisable to do so. The Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.

     (g) The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), the legend respecting stabilization set forth on the inside front cover page, the statements set forth under the caption, "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement.

SECTION 3.  CERTAIN COVENANTS OF THE COMPANY.

     The Company covenants with each Underwriter as follows:

     (a) The Company will use its best efforts to cause the Registration Statement to become effective and, if the Company elects to rely upon Rule 430A and subject to Section 3(b), will comply in all material respects with the requirements of Rule 430A and will notify you promptly, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement any Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement (i) if the Company has not elected to rely upon Rule 430A to the Prospectus or (ii) if the Company has elected to rely upon Rule 430A, to either the prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus, of which you shall not have previously been advised and furnished a copy or to which you or Grover Wickersham, P.C., as counsel for the Underwriters shall have promptly and reasonably objected in writing; provided that such objections shall not prevent the filing of any amendment or supplement which, in the opinion of counsel for the Company, is required by the 1933 Act or the 1933 Act Regulations, in which case the Company shall make such changes in any such document prior to the filing thereof as the Underwriters upon advice of counsel may reasonably request.

     (c) The Company has furnished or will furnish to you and your counsel, without charge, two signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts and has furnished or will furnish to you, for each other Underwriter, one conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits). In addition, the Company has furnished or will furnish to you and your counsel, without charge, such additional conformed copies of the Registration Statement, any amendments or supplements thereto and exhibits as shall be reasonably requested.

     (d) The Company will deliver to each Underwriter, without charge, from time to time until the effective date of the Registration Statement as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Underwriter, without charge, as soon as the Registration Statement shall have become effective and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act and prior to the expiration of ninety days after the effective date of the Registration Statement such number of copies of the Prospectus (as supplemented or amended) as such Underwriter may reasonably request, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time ninety days or more after the effective date of the Registration Statement upon such Underwriter's request through you, but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter, as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

     (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, and the 1934 Act, and the 1934 Act Regulations so as to permit the completion of the distribution through the Underwriters of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with Sales by the Underwriters of the Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, provided that the Company shall make such changes in any such document as the Underwriters upon advice of counsel may reasonably request; provided, further, that the Company shall determine the final terms of any such amendment or supplement.

     (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that neither the Company nor any Subsidiary shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

     (g) The Company will make generally available (within the meaning of Section 11(a) of the 1933 Act and the 1933 Act Regulations) to its security holders as soon as practicable, but not later than 15 months after the date of the Prospectus, an earnings statement of the Company (which need not be certified by independent certified public accountants unless required by the 1933 Act or the 1933 Act Regulations, but which shall satisfy the provisions of
Section 11(a) of the 1933 Act Regulations), covering a period of 12 months beginning after the effective date of the Registration Statement but beginning not later than the first day of the Company's fiscal quarter next following such effective date.

     (h) The Company will cause the Shares to be listed on the Nasdaq National Market and comply with all applicable rules of the Nasdaq National Market in connection with the transactions contemplated hereby.

     (i) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

     (j) The Company will furnish to you as early as practicable prior to the Closing Date, but not less than two full business days prior thereto, a copy of its latest available unaudited interim financial statements that have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Sections 5(h) and 5(i).

     (k) The Company will comply with all registration, filing and reporting requirements of the 1934 Act, which may from time to time be applicable to the Company.

     (l) The Company will comply with all provisions of all undertakings contained in the Registration Statement.

     (m) Prior to the Closing Date, the Company will issue no press release with respect to the offering, without your prior written consent.

     (n) The Company will file timely with the Commission and the National Association of Securities Dealers, Inc. (the "NASD"), if required, a report on Form 10-C in accordance with the 1934 Regulations.

     (o) At the Closing Date, the Company will deliver to you true and correct copies of the Articles of Incorporation and all amendments thereto of the Company and the Significant Subsidiaries, all such copies to be certified as of a recent date by the Secretary of State of the State of Nevada or the respective state official of the state of incorporation of such Significant Subsidiaries; true and correct copies of the bylaws of the Company and of the minutes of all meetings of the directors and stockholders of the Company (or Actions by Written Consent in Lieu of Meetings) held prior to such Closing Date which in any way relate to the subject matter of this Agreement; and such other documents and certificates as you or your counsel may reasonably request.

     (p) The Company will use all reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Underwriters in Section 5 hereof.

     (q) The Company shall supply to your counsel and the Selling Stockholder's counsel, at the Company's cost, unbound volumes for each such party each containing material documents relating to the offering of the Shares within a reasonable time after the Closing Date, not to exceed 90 days.

     (r) During a period of five years commencing with the date of this Agreement, the Company will promptly furnish to each of you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company, of all information, documents and reports filed with the Commission, any securities exchange or the NASD and of all press releases and material news items or articles in respect of the Company (other than promotional and marketing materials disseminated solely to customers and potential customers of the Company in the ordinary course of business); and any additional information concerning the Company or its business that you may reasonably request (which information, 180 days from the date of this Agreement, shall not include confidential, non-public information).

     (s) As soon as practicable, but not later than the 45th day following the end of the fiscal quarter first ending after the first anniversary of the Effective Date, the Company will make generally available to its securities holders and furnish to you an earnings statement or statements in accordance with Section 11(a) of the 1933 Act and Rule 158 thereunder.

     (t) The Company shall conduct its business and affairs, at all times in the future, in such a manner as to ensure that it will not become an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

     (u) Unless the Common Stock is listed on a national securities exchange, the Company shall use its best efforts to cause the Common Stock (including the Shares) to continue to be quoted on the Nasdaq National Market for a period of at least five years and will comply with all registration, filing, reporting and other requirements of the 1934 Act and the Nasdaq National Market that may, from time to time, be applicable to the Company.

SECTION 4.  PAYMENT OF EXPENSE.

     The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (a) the printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectus and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the printing and distribution of the certificates for the Shares, (c) the delivery of the certificates for the Shares to the Underwriter, including any capital duties, stamp duties and stock transfer taxes payable upon the sale of the Shares to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the filing fees in connection with the filing of the Registration Statement, (f) the qualification of the Shares under the applicable securities laws in accordance with Section 3(f) and any filing for review of the offering with the Corporate Financing Department of the NASD, including filing fees in connection therewith,
(g) filing fees and fees and disbursements of counsel for the Company in connection with the Blue Sky Survey, (h) application and listing fees in connection with the approval and inclusion of the Shares for quotation on the Nasdaq National Market and (i) the reasonable fees and disbursements of the Selling Stockholder's counsel. The Selling Stockholder will pay at the Closing Date the Representative's nonaccountable expense allowance equal to 2.375% of the aggregate gross proceeds from the sale of the Shares.

     If this Agreement shall not be carried out by reason of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement, or if this Agreement is terminated by you in accordance with the provisions of Sections 5(a), 5(b), 5(c), 5(f), 5(h), 5(i), 5(j) (with respect to the Company), 5(k), or 9(b)(i), the Company shall reimburse the Underwriters for all their out-of-pocket expenses, including the reasonable fees and disbursements of Grover Wickersham, P.C., as counsel for the Underwriters, as shall have been incurred in connection with this Agreement or the proposed offer, sale and delivery of the Shares, and upon demand, the Company agrees to pay promptly the full amount thereof to you. The Selling Stockholder shall reimburse the Underwriters for such expenses if the Selling Stockholder fails to satisfy the conditions set forth in Sections 5(d), 5(e) (with respect to the opinion of the counsel for the Selling Stockholder), 5(g), 5(j) (with respect to the Selling Stockholder), Section 11 or any of the representations and warranties of the Selling Stockholder set forth in Section 1(b).

SECTION 5.  CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

     The obligations of the several Underwriters to purchase and pay for the Shares that they have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained herein or in certificates of the Company's officers delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to the following further conditions:

     (a) The Registration Statement shall have become effective no later than 6:00 p.m., Pacific Time, on the date of this Agreement or, with your consent, at a later time and date not later, however, than 6:00 p.m. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing with the approval of a majority in interest of the several Underwriters; and at the Closing Date, no stop orders suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall have been threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Grover Wickersham, P.C., as counsel for the Underwriters. If the Company has elected to rely upon Rule 430A, the Prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) At the Closing Date, you shall have received signed opinions of Snell & Wilmer and/or Lionel, Sawyer & Collins, counsel for the Company, dated as of such Closing Date, together with reproduced copies of such opinions for each of the other Underwriters, in form and substance reasonably satisfactory to the Underwriters upon advice of counsel, to the effect that:

     (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the failure to register and qualify would have a material adverse effect on the business, financial condition or results of operations of the Company.

     (ii) Each of the Company's Significant Subsidiaries incorporated in Nevada or Arizona is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with full power and authority to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus. Each Significant Subsidiary is duly qualified to do business and is in good standing in every jurisdiction in which the failure to register and qualify would have a material adverse effect on the business, financial condition or results of operations of such Significant Subsidiary.

     (iii) The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus as of the date therein and there have been no changes in the authorized and outstanding capital stock of the Company since the date of this Agreement. Each outstanding share of capital stock (including all of the Shares) has been duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

     (iv) The Shares are not subject to any preemptive right or, to such counsel's knowledge, other rights to purchase shares of capital stock of the Company (except contractual fights which have been waived).

     (v) The statements made in the Prospectus under "Description of Capital Stock," insofar as such section purports to constitute a summary of the terms of the Company's capital stock, constitutes an accurate and fair summary thereof in all material respects, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the General Corporation Law of Nevada.

     (vi) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of statutes and contracts are accurate in all material respects and fairly present the information required to be presented by the 1933 Act and the 1933 Act Regulations with respect to such statutes and contracts.

     (vii) The Company has the corporate power to enter into and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, is a valid and binding agreement of the Company. Such counsel need not express an opinion with respect to the limitations and exceptions to the enforceability of contracts and obligations in general, including, without limitation: (a) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally;
(b) the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law, and the effect of public policy; and (c) the enforceability of provisions relating to indemnity or contribution for liabilities arising under the 1933 Act.

     (viii) The Company is not required to obtain any authorization, approval, consent or license of any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act

Regulations, and state securities laws) under federal or Nevada or Arizona law for the sale and delivery of the Shares by the Selling Stockholder to the Underwriters.

     (ix) The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated in this Agreement and the compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), or the Restated By-Laws, as currently in effect (the "By-Laws"), of the Company or any of the Significant Subsidiaries incorporated in Arizona or Nevada, and do not and will not conflict with, or constitute a breach or violation of, any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries where such default would have a Material Adverse Effect under (A) any indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note agreement or any other agreement or instrument known to us to which the Company or any of its Subsidiaries incorporated in Arizona or Nevada is a party or by which it is bound, (B) any existing applicable federal or Nevada or Arizona corporate laws, rules or regulations, and except to the extent that the indemnification provisions thereof may conflict with any applicable law, rule or regulation or (C) to such counsel's knowledge, any judgment, order, writ or decree of any government agency or body, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries incorporated in Arizona or Nevada or any of their properties or operations. Such counsel need express no opinion, however, as to whether the execution and delivery of, or the performance by the Company of its obligations under this Agreement will constitute a violation of, or default under, any financial covenant or financial ratios contained in any of the agreements referred to in the preceding sentence.

     (x) Such counsel has been advised by the Division of Corporation Finance of the Commission that the Registration Statement has become effective under the 1933 Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the 1933 Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) of the 1933 Act Regulations have been made in the manner and within the time period required by Rule 424(b).

     (xi) The Registration Statement (including the Rule 430a information, if applicable), the Prospectus and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements, notes or schedules thereto and other financial or statistical data and supplemental schedules included therein or omitted therefrom, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (xii) The Company is not an investment company within the meaning of the Investment Company Act of 1940, as amended.

     (xiii) All descriptions in the Prospectus of contracts and other documents filed as exhibits to the Registration Statement or incorporated by reference to which the Company and the Subsidiaries are parties are accurate in all material respects.

     (xiv) To such counsel's knowledge, no holders of the Company's securities have rights to the registration of shares of Common Stock or other securities in connection with the Offering as a result of the filing of the Registration Statement by the Company or the offering contemplated hereby, except for any such rights which have been waived.

     In addition, such opinion shall state that such counsel has participated in the preparation of the Registration Statement and Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives and your counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and although such counsel has not undertaken to verify independently the accuracy or completeness of the statements in the Registration Statement and the Prospectus and, therefore, would not necessarily have become aware of any material misstatement of fact or omission to state a material fact, on the basis of and subject to the foregoing and in reliance as to materiality upon the opinions of officers and other representatives of the Company, no facts have come to such counsel's attention which have caused such counsel to believe that either the Registration Statement or the Prospectus (other than the financial statements, notes or schedules thereto and other financial or statistical data and supplemental schedules included therein or omitted therefrom, as to which such counsel need express no opinion) contained as of its date or contains as of the date of such opinion any untrue statement of a material fact or omitted as of its date or omits as of the date of such opinion to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In giving such opinion, such counsel may rely as to all matters governed by laws of jurisdiction other than the State of Arizona, the General Corporation Law of the State of Nevada or the federal law of the United States, on opinions of other local counsel in such jurisdictions, who shall be counsel satisfactory to Grover Wickersham, P.C., as counsel for the Underwriters, in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

     (c) At the Closing Date, you shall have received a signed opinion of Gary
V. Klinefelter, General Counsel for the Company, dated as of such Closing Date, together with reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to the Underwriters upon advice of counsel, to the effect that:

     (i) Such counsel does not know of any pending or threatened legal or governmental actions, suits or proceedings, required to be described in the Prospectus that are not described as required; to the best knowledge of such counsel, there are no agreements, contracts, licenses, leases or documents of a character required by the 1933 Act or the 1933 Act Regulations to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to in the Prospectus or the Registration Statement or filed as exhibits to the Registration Statement.

     (ii) To the knowledge of such counsel, no default exists in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is party or to which any of their respective properties are bound, except as disclosed in the Registration Statement and except for such defaults that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

     (iii) The descriptions in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described, to the extent that they constitute matters of law or legal conclusion, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects.

     (iv) To the best knowledge of such counsel, except as set forth in the Registration Statement and Prospectus, and except for the Shares to be sold by the Selling Stockholder thereunder, (a) no holder of common Stock or other securities of the Company has registration rights with respect to securities of the Company and (b) all holders of securities of the Company having rights to registration of such securities, as a result of the filing of the Registration Statement by the Company have, with respect to the offering provided for in this Agreement, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intention to file the Registration Statement.

     (v) The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated in this Agreement and compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the Articles of Incorporation or By-Laws of the Company or any of the Subsidiaries, and do not and will not conflict with, or constitute a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance under any property or assets of the Company or any of the Subsidiaries where such default would have a Material Adverse Effect under (A) any indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note agreement or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of their respective properties are bound, (B) any existing applicable Arizona or Nevada laws, rules or regulations (other than securities or blue sky laws of the various states, as to which such counsel-need express no opinion, and except to the extent that the indemnification provisions thereof may conflict with any applicable Arizona or Nevada law, rule or regulation), or
(C) to such counsel's knowledge, any judgment, order, writ or decree of any governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or operations.

     (vi) Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all jurisdictions, if any, where it owns or leases real properties and in which the failure so to qualify when taken in the aggregate would have a Material Adverse Effect.

     (vii) No authorization, approval, consent or license of any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations and the rules and regulations of the Commission thereunder, and state securities law) is required to be made or obtained by the Company under Arizona or Nevada law for the consummation by the Company of the transactions contemplated in this Agreement.

     (viii) The Company has taken all necessary and appropriate action to remove the Company's fight of first refusal set forth in Article VII, Section 2 of the By-Laws with respect to the Shares.

     In addition, such opinion shall state that such counsel has participated in the preparation of the Registration Statement and Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives and your counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and although such counsel has not undertaken to verify independently the accuracy or completeness of the statements in the Registration Statement and the Prospectus and, therefore, would not necessarily have become aware of any material misstatement of fact or omission to state a material fact, on the basis of and subject to the foregoing, no facts have come to such counsel's attention which have caused such counsel to believe that either the Registration Statement or the Prospectus (other than the financial statements, notes or schedules thereto and other financial or statistical data and supplemental schedules included therein or omitted therefrom, as to which such counsel need express no opinion) contained as of its date or contains as of the date of such opinion any untrue statement of a material fact or omitted as off its date or omits as of the date of such opinion to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

     (d) At the Closing Date, you shall have received a signed opinion of Ryan, Swanson & Cleveland, counsel for the Selling Stockholder, dated as of such Closing Date, together with reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to the Underwriters upon advice of counsel, to the effect that:

     (i) No authorization, approval, consent or license of any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations and the rules and regulations of the Commission thereunder, and state securities law) is necessary for the valid sale and delivery of the Shares or for the consummation by the Selling Stockholder of the transactions contemplated in this Agreement.

     (ii) The execution and delivery of this Agreement by the Selling Stockholder, the delivery of the Shares sold by the Selling Stockholder to the Underwriters, the consummation by the Selling Stockholder of the transactions contemplated in this Agreement and the compliance by the Selling Stockholder with the terms of this Agreement do not and will not conflict with, or constitute a breach or violation of, any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Selling Stockholder under (A) any indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note agreement or any other agreement or instrument known to such counsel to which the Selling Stockholder is a party or by which any of his respective properties are bound,
(B) except to the extent that the indemnification provisions thereof may conflict with any applicable law, rule or regulation, any existing applicable laws, rules or regulations, other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion, or (C) to such counsel's knowledge, any judgment, order, writ or decree of any government agency or body, domestic or foreign, having jurisdiction over the Selling Stockholder or any of his properties or operations. Such counsel need express no opinion, however, as to whether the execution and delivery of, or the performance by the Selling Stockholder of his obligations under this Agreement will constitute a violation of, or default under, any financial covenants or financial ratios contained in any of the agreements referred to in the preceding sentence.

     (iii) The Custody Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitutes the valid and binding agreement of the Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms.

     (iv) This Agreement has been duly executed and delivered by the Selling Stockholder and constitutes the valid and binding obligation of the Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms. Such counsel need not express an opinion with respect to the limitations and exceptions to the enforceability of contracts and obligations in general, including, without limitation: (a) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally; (b) the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law, and the effect of public policy; and (c) the enforceability of provisions relating to indemnity or contribution for liabilities arising under the 1933 Act.

     (v) The Selling Stockholder is the sole registered owner of the Shares to be sold by the Selling Stockholder; upon completion and registration with the transfer agent of the sale of the Shares pursuant to this Agreement, each of the Underwriters will be the registered owner of the Shares purchased by it from the Selling Stockholder and, assuming the Underwriters purchased the Shares in good faith and without prior notice of any adverse claim, the Underwriters will have acquired the Shares free of any adverse claim, any lien in favor of the Company; the owner of the Shares, if other than the Selling Stockholder, is precluded from asserting against the Underwriters the ineffectiveness of any unauthorized endorsement; and the Selling Stockholder has the full right and power (A) to enter into this Agreement and the Custody Agreement and (B) to sell, transfer and deliver the Shares to be sold by the Selling Stockholder under this Agreement.

     In addition, such opinion shall state that such counsel has participated in the preparation of the Registration Statement and Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives and your counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and although such counsel has not undertaken to verify independently the accuracy or completeness of the statements in the Registration Statement and the Prospectus and, therefore, would not necessarily have become aware of any material misstatement of fact or omission to state a material fact, on the basis of and subject to the foregoing, no facts have come to such counsel's attention which have caused such counsel to believe that either the Registration Statement or the Prospectus (other than the financial statements, notes or schedules thereto and other financial or statistical data and supplemental schedules included therein or omitted therefrom, as to which such counsel need express no opinion) contained as of its date or contains as of the date of such opinion any untrue statement of a material fact or omitted as off its date or omits as of the date of such opinion to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Such opinion shall be to such further effect with respect to the legal matters relating to this Agreement and the sale of the Shares pursuant to this Agreement as counsel for the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

     (e) At the Closing Date, you shall have received the favorable opinion of Grover Wickersham, P.C. as counsel for the Underwriters, dated as of such Closing Date, together with reproduced copies of such opinion for each of the other Underwriters, to the effect that the opinions delivered pursuant to Sections 5(b), (c) and (d) appear on their faces to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the legal existence of the Company, the Shares, this Agreement, the Registration Statement, the Prospectus or such other related matters as you may require. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California and the federal law of the United States, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

     (f) At the Closing Date, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon), the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading, and the Prospectus, as they may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading, (ii) there shall not have been, since the date as of which information is given in the Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries or before or by any federal, state or other commission, board or administrative agency that could reasonably be expected to have a Material Adverse Effect, other than as set forth in the Prospectus, (iv) the Company shall have complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to such Closing Date and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of such Closing Date and the condition set forth in clause (j) of this Section shall have been satisfied. At the Closing Date, you shall have received a certificate of the Chairman or the President and the chief financial or chief accounting officer of the Company, dated as of such Closing Date, to such effect. As used in Section 5(f)(ii) and (iii), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Shares.

     (g) At the Closing Date, (i) the representations and warranties of the Selling Stockholder set forth in Section 1(b) and in any certificates by or on behalf of the Selling Stockholder delivered pursuant to the provisions hereof shall be accurate as though expressly made at and as of such Closing Date, (ii) the Selling Stockholder shall have performed his obligations under this Agreement in all material respects and (iii) you shall have received a certificate of the Selling Stockholder, dated as of such Closing Date, to the effect set forth in subsections (i) and (ii) of this Section 5(g).

     (h) At the time that this Agreement is executed by the Company, you shall have received from Price Waterhouse, independent certified public accountants, a letter, dated such date and addressed to you, in form and substance satisfactory to you and your counsel, together with signed or reproduced copies of such letter for each of the other Underwriters.

     (i) At the Closing Date, you shall have received from Price Waterhouse, independent certified public accountants, a letter, in form and substance satisfactory to you and your counsel, and dated as of such Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(h).

     (j) At the Closing Date, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the sale of the Shares as contemplated in this Agreement and the matters referred to in Section 5(e) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Selling Stockholder, the performance of any of the covenants of the Company and the Selling Stockholder, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Stockholder at or prior to such Closing Date in connection with the sale of the Shares as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you upon advice of counsel.

     (k) The Shares shall have been included for quotation on the Nasdaq National Market.

     (l) The NASD, upon review of the terms of the public offering of the shares, shall not have objected to your participation in such offering.

     If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you upon notice to the Company and the Selling Stockholder at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 herein. Notwithstanding any such termination, the provisions of Sections 7 and 8 herein shall remain in effect.

SECTION 6.  INDEMNIFICATION.

     (a) Subject to the conditions set forth below, the Company and the Selling Stockholder agree to indemnify and hold harmless the Underwriters, any member of the selling group, and each of such entities' officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any one of the Underwriters or selling group members within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage (or actions in respect thereof), and expense whatsoever (which shall include, for all purposes of this Section 6, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigations preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time-to-time amended and supplemented), or any amendment or supplement thereto (including the 430A Information, if applicable), or (B) in any application or other document or communication (in this Section 6, collectively called an "application") in any jurisdiction in order to qualify the Shares under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange or national market system; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any breach of any representation, warranty, covenant or agreement of the Company or of the Selling Stockholder contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company and the Selling Stockholder may otherwise have, including liabilities arising under this Agreement. However, (i) the Company and the Selling Stockholder shall have no liability under this Section 6 if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 6(b) with respect to the Underwriters by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, and (ii) the Selling Stockholder shall be liable under this Section 6(a) only if such loss, liability, claim, damage, or expense arises out of or is based upon the representations and warranties of such Selling Stockholder contained in Section l(b) hereof. The foregoing notwithstanding, the indemnity provided for in this Section 6(a) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter or selling group member (or any person controlling such Underwriter or selling group member) from whom the person asserting such loss, claim, damage or liability purchased the Shares that are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus, as amended or supplemented) at or prior to confirmation of the sale of the Shares to such person in any case where such delivery is required by the 1933 Act and the true statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

     If any action is brought against the Underwriters, any members of the selling group or any of their respective officers, directors, partners, employees, agents, or counsel, or any controlling persons of an Underwriter or selling group member (an "indemnified party") in respect of which indemnity may be sought against the Company or the Selling Stockholder (the "indemnifying party") pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the indemnifying party or parties in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying party or parties from any liability they may have other than pursuant to this Section 6(a), and the indemnifying party or parties shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party or parties in connection with the defense of such action or the indemnifying party or parties shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the indemnifying party or parties, in any of which events such fees and expenses shall be borne by the indemnifying party or parties which shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the indemnifying party or parties shall not be liable for any settlement of any such claim or action effected without its or their written consent; provided, however, if a settlement is reached with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. The Company and the Selling Stockholder each agrees promptly to notify the Underwriters and the Representative of the commencement of any litigation or proceedings against the Company or the Selling Stockholder, respectively, or against any of their officers or directors in connection with the sale of the Shares, any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application. To the extent any provision of this Section 6(a) entities the indemnified party to reimbursement of fees and expenses, such obligations may be billed by the indemnified party monthly and shall be due and payable within 10 days of the date thereof.

     (b) The Underwriters severally agree to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Exchange Act, and the Selling Stockholder to the same extent as the foregoing indemnity from the Company to the Underwriters in Section 6(a), but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company as stated in this Section 6(b) with respect to the Underwriters by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of the Underwriters to provide indemnity under the provisions of this Section 6(b) shall be limited to the amount which represents the product of the number of Shares sold hereunder and the initial public offering price per Share set forth on the cover page of the Prospectus. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus and the information under "UNDERWRITING" constitute the only information furnished in writing by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company, the Selling Stockholder or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application, and in respect of which indemnity may be sought against the Underwriters pursuant to this Section 6(b), the Underwriters shall have the rights and duties given to the Company, and the Company, the Selling Stockholder and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 6(a).

SECTION 7.  CONTRIBUTION.

     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unavailable to the Underwriters, the Company or the Selling Stockholder, then the Company and the Selling Stockholder shall contribute to the damages paid by the several Underwriters, and the several Underwriters shall contribute to the damages paid by the Company and the Selling Stockholder; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Shares (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Selling Stockholder and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Shares purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same or any substantially similar claim. The Selling Stockholder shall not be obligated to contribute any amount in excess of the amount by which the product of the purchase price per share of Common stock, as set forth in Section 2 hereof, and the number of shares of common stock being sold by the Selling Stockholder exceeds the amount of damages which the Selling Stockholder has otherwise been required to pay in respect of the same or any substantially similar claim. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, shall have the same rights to contribution as the Company. Anything in this Section 7 contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action entered without its written consent; provided however, if a settlement is reached with such consent or if there is a final judgment for the plaintiff, the party liable to make contribution agrees to so contribute b), reason of such settlement or judgment to the extent provided in this Section 7. This Section 7 is intended to supersede any right to contribution under the 1933 Act, the 1934 Act, or otherwise.

SECTION 8.  REPRESENTATION, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

     The representations, warranties, indemnities, agreements and other statements of the Company, its officers and the Selling Stockholder set forth in or made pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company and the Selling Stockholder or any Underwriter or controlling person and will survive delivery of and payment for the Shares.

SECTION 9.  EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION OF AGREEMENT.

     (a) This Agreement shall become effective at 6:30 a.m. Pacific Time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering of the Shares, whichever is earlier. The time of the initial public offering shall mean the time, after the Registration Statement becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Shares or the time, alter the Registration Statement becomes effective, when the Shares are first released by you for offering by dealers by letter or telegram, whichever shall first occur. You or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 9, by giving the notice indicated in Section 9(c) before the time this Agreement becomes effective.

     (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date by giving notice to the Company and the Selling Stockholder
(i) if there has been, since the date as of which the information is given in the Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business; (ii) if there has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which is such as to make it, in your reasonable judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) if trading in any securities of the Company has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of such Exchanges or by order of the Commission, any other governmental authority or the NASD; (iv) if a banking moratorium has been declared by either federal, Arizona, Nevada or New York authorities; (v) if there has occurred any change or development involving a prospective change in national or international political financial or economic controls, which in your opinion is likely to have a material adverse effect on the market for the Shares; or (vi) any event occurs affecting the condition of the Company or the Significant Subsidiaries which, in your judgment, renders the sale of the Shares provided for herein undesirable, impractical, or inadvisable. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Shares.

     (c) If you elect to prevent this Agreement from becoming effective as provided in this Section 9, or to terminate this Agreement, you shall notify the Company and the Selling Stockholder, promptly by telephone, telex or telegram, confirmed by letter. If, as so provided, the Company elects to prevent this Agreement from becoming effective, the Company shall notify you and the Selling Stockholder by telephone, telex or telegram, confirmed by letter.

     (d) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 3(a), 4, 6, 7, 8 and 9 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

     (e) This Agreement may also terminate pursuant to the provisions of Section 2(c) and Section 5, with the effect stated in such Sections.

SECTION 10.  DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

     If for any reason one or more Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof to purchase and pay for the number of Shares agreed to be purchased by such Underwriter, the Company or the Selling Stockholder shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the fight within 24 hours after the receipt by you of such notice, to purchase or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon among you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, the Shares that such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares, the number of Shares which each non-defaulting Underwriter is otherwise obligated to purchase under the Agreement shall be automatically increased pro rata to absorb the remaining Shares that the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the Shares that the defaulting Underwriter or Underwriters agreed to purchase in excess of 10% of the total number of Shares that such non-defaulting Underwriter agreed to purchase hereunder, and provided, further, that the non-defaulting Underwriters shall not be obligated to purchase any Shares that the defaulting Underwriter or Underwriters agreed to purchase if such additional purchase would cause the Underwriter to be in violation of the net capital rule of the Commission or other applicable law. If the total number of Shares that the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Selling Stockholder shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for the purchase of such Shares on the terms herein set forth. In any such case, either you or the Selling Stockholder shall have the right to postpone each Closing for not more than seven business days after the date originally fixed as such Closing in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10. If neither the non-defaulting Underwriters nor the Selling Stockholder shall make arrangements within the 24-hour periods stated above for the purchase of all the Shares that the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the pan of the Company or the Selling Stockholder to any non-defaulting Underwriter.

     Nothing contained herein shall relieve any defaulting Underwriter of its liability, if any, to the Selling Stockholder or to the remaining Underwriters for damages occasioned by its default hereunder.

SECTION 11.  DEFAULT BY THE SELLING STOCKHOLDER.

     If the Selling Stockholder shall fail at either Closing Date to sell and deliver the number of Shares that she is obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party except to the extent provided in Section 4 and except that the provisions of Sections 7 and 8 shall remain in effect. No action taken pursuant to this Section shall relieve the Selling Stockholder from liability, if any, in respect of such default.

SECTION 12.  NOTICES.

     All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication (notices transmitted by telecopier to be promptly confirmed in writing). Notices to you or the Underwriters shall be directed to you at 600 California Street, San Francisco, CA 94108, attention of F. Van Kasper, telecopier: (415) 397-2744; notices to the Company shall be directed to the Company at 2727 North Central Avenue, Phoenix, Arizona 85004, attention of Gary V. Klinefelter, telecopier: (602) 722-5017; and notices to the Selling Stockholder shall be directed to the Selling Stockholder at 188 Yellowjacket Road, Post Office 524, Glenbrook, NV 89413, telecopier:
(702) 749-5930.

SECTION 13.  PARTIES.

     This Agreement is made solely for the benefit of the several Underwriters, the Selling Stockholder and the Company and, to the extent expressed, any person controlling the Company, the Selling Stockholder or any of the Underwriters, and directors of the Company, the Selling Stockholder, their officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any fight under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Shares. All of the obligations of the Underwriters hereunder are several and not joint.

SECTION 14.  GOVERNING LAW AND TIME.

     THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA. UNLESS OTHERWISE SPECIFIED, TIMES OF THE DAY REFER TO PACIFIC TIME.

SECTION 15.  COUNTERPARTS.

     This Agreement may be executed in one or more counterparts and, when the counterpart has been executed by each party, all such counterparts taken together shall constitute and the same agreement.

SECTION 16.  INFORMATION FURNISHED BY UNDERWRITERS.

     For purposes of this Agreement, the statements set forth in the last paragraph on the cover page and under the caption "Underwriting" in any preliminary prospectus and the Prospectus constitute the written information furnished by or on behalf of any Underwriter.

SECTION 17.  SHARE REPURCHASE AND REGISTRATION RIGHTS AGREEMENT.

     Nothing in this Agreement shall alter in any way the rights and obligations of the Company and the Selling Stockholder pursuant to Section 3.07 of the Share Repurchase and Registration Rights Agreement, dated as of March 1, 1992, among the Company and the Selling Stockholder.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Stockholder and the several Underwriters in accordance with its terms.

                                          Very truly yours,

                                          AMERCO

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          PAUL F. SHOEN

                                          --------------------------------------

Confirmed and accepted as of
the date first above written:

VAN KASPER & COMPANY

By:
- --------------------------------------

Name:
- --------------------------------------

Title:
- --------------------------------------

                                   SCHEDULE A

                                                                                    NUMBER OF
                                   UNDERWRITER                                       SHARES
- ----------------------------------------------------------------------------------  ---------
Van Kasper & Company..............................................................

                                                                                    ---------
     Total........................................................................   500,000
                                                                                    ========

                                   EXHIBIT A

                              AMERCO SUBSIDIARIES